UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2007

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

W6316 Design Drive

Greenville, Wisconsin  54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 18, 2007, School Specialty, Inc. (the “Company”) issued a press release containing, among other things, revised fiscal 2007 guidance for the fiscal year ending April 28, 2007.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

Item 2.06.  Material Impairments.

On April 12, 2007, the Company’s Board of Directors authorized the Company’s management to proceed with the sale and ultimate disposition of the School Specialty Media (“SSM”) reporting unit.  The Company will record an asset impairment charge on SSM during the fiscal 2007 fourth quarter in the range of $22 million to $27 million (pretax), or $0.60 to $0.75 per diluted share.  The final determination of the exact charge is under review as part of the fiscal 2007 year-end closing process.  The charge is primarily due to the write-down to estimated market value of SSM’s intangibles, goodwill and product development costs.  A copy of the press release announcing the impairment is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.06.

Item 8.01.  Other Events.

In addition to the information described in Items 2.02 and 2.06 hereof, the Company announced in the press release issued on April 18, 2007, its comprehensive three-part plan to simplify its business and focus on core assets.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.

Description

1.1

Press Release of School Specialty, Inc., dated April 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.

(Registrant)

Date:  April 18, 2007

/s/ David G. Gomach

David G. Gomach

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of School Specialty, Inc., dated April 18, 2007.